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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Intervoice, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERVOICE, INC.
17811 WATERVIEW PARKWAY
DALLAS, TEXAS 75252

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 21, 2004

     To the Shareholders of INTERVOICE, INC.:

     The annual meeting of shareholders of Intervoice, Inc., a Texas corporation (the “Company”), will be held on Wednesday, July 21, 2004, at 10:00 a.m., local time at the Renaissance Dallas, 900 East Lookout Drive, Richardson, Texas 75082 for the following purposes:

1. To elect the Board of Directors for the ensuing year;

2. To consider and vote upon a proposal to amend the Company’s 2003 Stock Option Plan to increase from 2,000,000 to 3,500,000 the aggregate number of shares of Common Stock authorized for issuance under the plan and increase by 2,000 the number of shares of Common Stock under stock options granted to non-employee directors upon election or re-election to the Board of Directors; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed June 7, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

     A record of the Company’s activities during the fiscal year ended February 29, 2004 and the financial statements for such fiscal year are contained in the accompanying 2004 Annual Report. The 2004 Annual Report does not form any part of the material for the solicitation of proxies.

     All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED OR VOTE BY INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ACCOMPANYING PROXY. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By order of the Board of Directors,

David W. Brandenburg
Chairman of the Board
and Chief Executive Officer

Dallas, Texas
June 18, 2004

INTRODUCTION
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
VOTING PROCEDURES AND TABULATION
EXECUTIVE OFFICERS
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. TO APPROVE THE AMENDMENT TO THE COMPANY’S 2003 STOCK OPTION PLAN
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2004
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
AGREEMENTS WITH EXECUTIVE OFFICERS
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
FEES OF AUDITOR
SHAREHOLDER PROPOSALS AND OTHER MATTERS
APPENDIX A
APPENDIX B

INTERVOICE, INC.
17811 WATERVIEW PARKWAY
DALLAS, TEXAS 75252

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 21, 2004

INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy will first be sent to shareholders of the Company is June 21, 2004.

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for the election of the Board’s nominees for director and for the proposal to amend the 2003 Stock Option Plan.

     The Board of Directors is not aware of any other matter to be presented for consideration at the meeting. If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxies to adjourn the meeting or to recess the meeting from time to time.

     Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to David W. Brandenburg, Chairman of the Board and Chief Executive Officer, Intervoice, Inc., 17811 Waterview Parkway, Dallas, Texas 75252; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only holders of record of Common Stock at the close of business on June 7, 2004, the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The presence of a majority of the Common Stock outstanding on the record date is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 35,989,583 shares of Common Stock. At the meeting, each shareholder of record on the record date will be entitled to one vote for each share registered in such shareholder’s name on the record date. The Articles of Incorporation of the Company deny cumulative voting rights. The following table sets forth certain summary information with respect to the only shareholders who are known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock as of June 7, 2004.

Name and Address	Number of Shares
of Beneficial Owner	Beneficially Owned		Percent of Class
David W. Brandenburg
17811 Waterview Parkway
Dallas, Texas 75252	1,967,591	(1)	5.34%

Becker Capital Management, Inc.
1211 SW Fifth Avenue
Suite 2185
Portland, Oregon 97204	2,706,600	(2)	7.52%

Barclays Global Investors NA
45 Fremont Street, 17th Floor
San Francisco, California 94105	2,224,035	(3)	6.18%

1.	Shares of Common Stock owned by Mr. Brandenburg include 1,753,745 shares subject to his sole voting and dispositive power, and 213,846 shares over which he shares voting and dispositive power with his wife. Mr. Brandenburg is the Chairman of the Board and Chief Executive Officer of the Company.

2.	A Schedule 13G dated February 3, 2004 was filed by Becker Capital Management, Inc. disclosing its ownership of 2,706,600 shares of Common Stock. The Schedule 13G indicates that 2,422,500 shares are held subject to sole voting power, 2,706,600 shares are held subject to sole dispositive power, and no shares are held subject to shared voting or dispositive power.

3.	A Schedule 13G dated February 17, 2004 was filed by Barclays Global Investors NA disclosing its ownership of 2,224,035 shares of Common Stock. The Schedule 13G indicates that 2,073,404 shares are held subject to sole voting power, 2,073,404 shares are held subject to sole dispositive power, and no shares are held subject to shared voting or dispositive power. The Schedule 13G further discloses that Barclays Global Fund Advisors, Barclays Bank PLC and Barclays Capital, Inc. own 313,393, 7,100 and 106,000 shares of Common Stock, respectively, and all such shares are held subject to sole voting and dispositive power.

VOTING PROCEDURES AND TABULATION

     The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and for, against or abstained from the proposal to amend the 2003 Stock Option Plan.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock of the Company present in person or by proxy at the meeting and entitled to vote and voted thereat.

     The proposal to amend the Company’s 2003 Stock Option Plan must be approved by a majority of the shares of Common Stock present or represented and voting on the proposal at the meeting. If a shareholder abstains from voting on a proposal, it will have the same effect as a vote cast “AGAINST” such proposal.

     If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on a particular proposal, such shares will be voted in accordance with the recommendation of the Board of Directors for such proposal.

     Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any “broker non-votes” will have no effect on the election of directors or the proposal to amend the 2003 Stock Option Plan.

EXECUTIVE OFFICERS

     Following is certain information regarding certain executive officers of the Company. Information regarding the only other two executive officers of the Company, David W. Brandenburg, Chairman of the Board and Chief Executive Officer, and Robert E. Ritchey, President, is included under “Proposal 1. Election of Directors”.

     Craig E. Holmes, age 46, has served as Executive Vice President and Chief Financial Officer since joining the Company in August 2003. Prior to joining the Company, from September 2002 to July 2003 Mr. Holmes provided operational and financial consulting to a variety of companies. From August 2001 to June 2002 Mr. Holmes served as Executive Vice President and Chief Financial Officer of Masergy Communications, Inc., a network services and equipment provider. From July 1999 to June 2001 Mr. Holmes served as Chief Financial Officer of EpicRealm Inc., a software development and network services company. From September 1995 to June 1999 Mr. Holmes served as Executive Vice President and Chief Financial Officer of Excel Communications, Inc., a provider of telecommunications equipment and services.

     H. Don Brown, age 48, is Executive Vice President — Human Resources. He has held the position of Vice President of Human Resources since September 1995, and became an Executive Vice President on July 22, 2002. From November 1994 to August 1995, Mr. Brown served as Director of Human Resources.

     Mark C. Falkenberg, age 47, is currently serving as Chief Accounting Officer, a position he has held since May 2001. Mr. Falkenberg joined the Company in March 2001. Prior to joining the Company, from September 1994 to February 2000, Mr. Falkenberg served as Vice President – Finance and Chief Financial Officer of Harris Methodist Health Plan, a health maintenance organization and a subsidiary of Texas Health Resources. Mr. Falkenberg also served as the Company’s Chief Financial Officer on an interim basis from July 2003 through August 2003.

     Dean C. Howell, age 46, is Executive Vice President, General Counsel and Secretary. He has held the position of Vice President and General Counsel since July 2000, became an Executive Vice President on July 22, 2002, and was elected Secretary on June 2, 2004. From March 1996 to June 2000, he served as Vice President and Corporate Counsel, and from October 1992 to February 1996, as Legal Counsel.

     Ronald W. Nieman, age 51, is Senior Vice President of Professional Services, a position he has held since October 2003. Mr. Nieman served as Senior Vice President-Line of Business, from July 2002 to October 2003. Prior to his promotion, Mr. Nieman served as Senior Vice President-International Sales from May 2001 to July 2002. Prior to joining the Company, Mr. Nieman served as President and Chief Executive Officer of RemoteVideo, Inc., a company specializing in electronic security, from August 2000 until May 2001. From December 1998 until June 2000, Mr. Nieman served as Senior Vice President and General Manager for Sensormatic Electronic Corporation’s Video Systems Division, a manufacturer and distributor of electronic security solutions.

     George T. Platt, age 39, is currently Senior Vice President of Marketing and Product Strategy, a position he has held since October 2003. Mr. Platt served as Senior Vice President-Business Development and Marketing, from July 2002 to October 2003. Prior to his promotion, Mr. Platt served as Vice President of Distribution and Strategic Alliances for the Company’s Enterprise Solutions Division, a position he had held since March 1, 2002. From March 2000 to February 2002, Mr. Platt served as Vice President Managing Director, Asia and Latin America. From September 1999 to February 2000, Mr. Platt served as Vice President Managing Director, Latin America. Prior thereto, he served as Managing Director, Asia Pacific from October 1996 until November 1999. Mr. Platt is the son of George C. Platt, a member of the Company’s Board of Directors.

     Mike J. Polcyn, age 46, is currently Senior Vice President-Engineering, a position he has held since July 22, 2002. Prior to his promotion, Mr. Polcyn served as Vice President, Research and Development for the Company’s Enterprise Solutions Division, a position he had held since March 1, 2001. From December 2000 to February 2001, Mr. Polcyn served as Vice President, Engineering. From March 1998 to December 2000, Mr. Polcyn served as Vice President, Packaged Products Line of Business. Prior thereto, he served as Vice President, Business Development and Product Marketing from December 1995 to March 1998.

     Phillip C. Walden, age 59, is Executive Vice President — Manufacturing. He has held the position of Vice President-Manufacturing since July 1987, and became an Executive Vice President on July 22, 2002.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

A. Shareholders will elect the Board of Directors for the ensuing year. Shareholders will also vote upon a proposal to amend the Company’s 2003 Stock Option Plan to increase from 2,000,000 to 3,500,000 the aggregate number of shares of Common Stock authorized for issuance under such plan and increase by 2,000 the number of shares of Common Stock under stock options granted to non-employee directors upon election or re-election to the Board of Directors.

Q. WHY IS THE COMPANY PROPOSING TO AMEND THE 2003 STOCK OPTION PLAN?

A. The purposes of the Company’s 2003 Stock Option Plan are to attract able persons to enter the employ of the Company, to encourage employees to remain in the employ of the Company and to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock. A further purpose of the Company’s 2003 Stock Option Plan is to provide a means through which the Company may attract able persons to become directors of the Company and to provide directors with additional incentive and reward opportunities designed to strengthen their concern for the welfare of the Company and its shareholders. As of June 7, 2004 only 334,500 shares, 226,547 shares and 21,068 shares were available for issuing stock options under the Company’s 2003 Stock Option Plan, 1999 Stock Option Plan, and 1998 Non-Qualified Stock Option Plan, respectively. The Company is seeking to increase the number of shares available under the 2003 Stock Option Plan by 1,500,000 shares and, accordingly, is seeking approval to amend the 2003 Stock Option Plan to increase from 2,000,000 to 3,500,000 the number of shares authorized for issuance under the 2003 Stock Option Plan so it may continue to use the plan to provide stock-based incentive compensation to the Company’s employees and directors. The Company analyzed the equity-based compensation made available to non-employee directors for software and telecommunications companies, including companies within the SIC Code for Telephone and Telegraph Apparatus used in the “Performance Graph” contained in this Proxy Statement. As a result of such analysis, the Company is also seeking approval to amend the 2003 Stock Option Plan to increase by 2,000 the number of shares of Common Stock under stock options granted to non-employee directors upon election or re-election to the Board of Directors.

PROPOSAL 1. ELECTION OF DIRECTORS

     The business and affairs of the Company are managed by and under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide that the number of directors constituting the Board of Directors shall not be less than three nor more than nine as from time to time shall be fixed and determined by a vote of a majority of the Company’s directors serving at the time of such vote. The number of director positions presently constituting the Board is eight. The eight directors are to be elected at the meeting to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The eight nominees are the current directors of the Company: David W. Brandenburg, Joseph J. Pietropaolo, Jack P. Reily, George C. Platt, Gerald F. Montry, Donald B. Reed, Saj-nicole A. Joni, Ph.D., and Robert E. Ritchey. During the fiscal year ended February 29, 2004, the Board of Directors held 10 meetings. Each of the nominees to be re-elected at the annual meeting attended at least 75% of the aggregate of the total number of meetings of the Board of Directors during his or her tenure as a director and the total number of meetings of any committees of the Board of Directors on which he or she served during the last fiscal year.

     The eight nominees for election to the Board of Directors who receive the greatest number of votes cast at the meeting will be elected to the Board of Directors. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors except where authorization so to vote is withheld. If any nominee becomes unable or unwilling to serve (which is not presently foreseen), the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES. Set forth below is certain information with respect to the eight nominees for director.

     David W. Brandenburg, age 59, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Brandenburg has held the position of Chief Executive Officer since June 2000 and the position of Chairman of the Board since December 2000. He held the position of President from February 2001 to July 2002. Mr. Brandenburg is also President of the Brandenburg Life Foundation, a position he has held since October 1996. From November 1997 to May 1998 Mr. Brandenburg served as President and Chief Executive Officer of AnswerSoft, Inc. Prior thereto, Mr. Brandenburg served as President of the Company from July 1990 to December 1994. Mr. Brandenburg has served as a director since 1997 and from 1990 to 1995 during which he served as Vice Chairman of the Company from December 1994 to May 1995.

     Saj-nicole A. Joni, Ph.D., age 51, is President and Chief Executive Officer of Cambridge International Group Ltd., a position she has held since 1997. Cambridge International Group Ltd. provides advisory services on a variety of strategic and operational issues to a number of companies in different industries. Ms. Joni has served as a director of the Company since June 2004.

     Gerald F. Montry, age 65, has served as principal of Mont Reuil & Co., a private investment firm, since September 1998. From 1986 to September 1998 Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment company, until it was acquired by Alcatel in September 1998. Mr. Montry had also served on the Board of Directors of DSC Communications from 1989 to 1998. Mr. Montry currently serves as a director of Transwitch Corporation. Mr. Montry has served as a director of the Company since October 2002.

     Joseph J. Pietropaolo, age 48, served as Vice President and co-owner of I.A.Q. Enterprises L.L.C., a company specializing in mold remediation and restoration services, from October 2001 until November 2002. From March 1998 to June 2001, Mr. Pietropaolo served as an independent consultant providing financial consulting services. He is the former Chief Financial Officer of Transactive Corporation, a company that specializes in electronic benefits transfers, a position he held from August 1994 to March 1997. Mr. Pietropaolo is also the former Vice President and Treasurer of GTECH Corporation, a company specializing in on-line lottery systems, positions he held from 1990 to August 1994. Mr. Pietropaolo has served as a director of the Company since 1989.

     George C. Platt, age 63, is currently the President and Chief Executive Officer of Viewcast.com, d.b.a. Viewcast Corporation, a company engaged in video networking and internet video streaming, a position he has held since October 1999. From January 1991 to September 1999 Mr. Platt served as the President and Chief Executive Officer of InteCom Inc., a wholly owned subsidiary of Matra-Hachette, a company engaged in the manufacture and sale of telephone switching systems. Mr. Platt is a member of the Board of Directors of Viewcast.com. Mr. Platt has served as a director since 1991. Mr. Platt is the father of George T. Platt, Senior Vice President of Marketing and Product Strategy.

     Donald B. Reed, age 59, served as Chief Executive Officer of Cable Wireless Global from May 2000 to January 2003. Cable Wireless Global incorporated Cable and Wireless plc’s wholly owned operations in the United States, United Kingdom, Europe and Japan and was a provider of internet protocol (IP) and data services to business customers. From May 1999 until May 2000 Mr. Reed served Cable and Wireless as Chief Executive Officer responsible for Global Services. Mr. Reed served on the Board of Directors of Cable and Wireless plc. from August 2000 to December 2002. Mr. Reed’s career includes thirty years at NYNEX (now part of Verizon), a regional telephone operating company. From 1995 to 1997 Mr. Reed served NYNEX as President and Group Executive, with responsibility for directing the company’s regional, national and international government affairs, public policy initiatives, legislative and regulatory matters and public relations. Mr. Reed currently serves on the Board of Directors of Aggregate Industries, a construction materials firm headquartered in the United Kingdom with operations in the United States. Mr. Reed has served as a director of the Company since March 2004.

     Jack P. Reily, age 53, is President of Reily Communications, a firm which provides consulting services to technology clients in the communications equipment and software market, a position he has held since 1998. From December 2000 to March 2002, he also held the position of Senior Vice President and General Manager for Efficient Networks (affiliated with Siemens Corporation), a leading provider of DSL modems for consumer and business applications. From 1997 to 1998 Mr. Reily was Executive Director of the Hardware Practice Group for Broadview International, an investment banking firm with special focus on merger and acquisition activity for telecommunications equipment manufacturers. Mr. Reily has served as a director of the Company since August 2002.

     Robert E. Ritchey, age 57, is President of the Company, a position he has held since July 22, 2002. From December 2000 until his promotion, Mr. Ritchey served as President and General Manager Enterprise Solutions Division. Prior to joining the Company, from May 1999 to November 2000, Mr. Ritchey served as Vice President and General Manager of Notifier Integrated Systems, a subsidiary of Honeywell International, a provider of network based integration products to the electronic security and building controls industry. Mr. Ritchey has served as a director of the Company since June 2004.

Security Ownership of Directors and Executive Officers

     The tabulation below sets forth certain information with respect to the beneficial ownership of shares of Common Stock, as of June 21, 2004, of each director and nominee for director of the Company, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors, nominees for director and executive officers of the Company as a group.

	Common Stock
	Beneficially Owned (1)
	Number		Percent
Name	of Shares		of Class
Directors and Nominees for Director
David W. Brandenburg	1,967,591	(2)	5.34%
Joseph J. Pietropaolo	34,000	(3)	*
George C. Platt	61,700	(3)	*
Jack P. Reily	30,000	(3)	*
Gerald F. Montry	150,000	(3)	*
Donald B. Reed	0
Saj-nicole A. Joni, Ph.D.	0		*
Robert E. Ritchey	271,201	(3)	*
Named Executive Officers (who are not a director or nominee named above)
H. Don Brown	217,947	(4)	*
Dean C. Howell	89,305	(4)	*
George T. Platt	81,156	(4)
All Directors, Nominees for Director and Executive Officers as a Group (16 persons)	3,422,371	(5)	9.05%

*	Less than 1%

(1)	Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(2)	Includes 213,846 shares held in Mr. Brandenburg’s wife’s IRA, and 861,000 shares not outstanding but subject to currently exercisable stock options.

(3)	Shares are not outstanding but are subject to currently exercisable stock options, other than 10,700 shares held by Mr. Platt, 2,000 shares held by Mr. Reily, 12,869 shares held by Mr. Ritchey and 122,000 shares held directly by Mr. Montry and 40,000 held indirectly by Mr. Montry in a family limited partnership.

(4)	Shares are not outstanding but are subject to currently exercisable stock options, other than 30,255 shares held directly by Mr. Platt, 900 shares held indirectly by Mr. Platt as trustee, 91,808 shares held by Mr. Brown, and 10,147 shares held by Mr. Howell.

(5)	Consists of shares beneficially owned by the Company’s executive officers and directors. The shares beneficially owned by all directors and executive officers as a group include 1,864,039 shares issuable upon exercise of currently exercisable options and options which are exercisable within 60 days after June 21, 2004. The total also includes 259,146 shares held in trusts, family partnerships, or by spouses of directors and executive officers. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

Audit Committee Report

     We have reviewed and discussed the Company’s audited financial statements for the year ended February 29, 2004 with management and have discussed with Ernst & Young LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

     We have been advised of the content of, and have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP its independence in connection with its audit of the Company’s most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2004 for filing with the SEC.

     Joseph J. Pietropaolo, Gerald F. Montry and Jack P. Reily comprised the Audit Committee. As of the date of this report, all are independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market.

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

     The information in this Audit Committee report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1933, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these paragraphs by reference.

June 2, 2004

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Joseph J. Pietropaolo, Chairman
Gerald F. Montry
Jack P. Reily

Compensation of Directors

     All directors who are not employees of the Company receive an annual retainer of $15,000 for serving as a director of the Company. Members of the Audit Committee and Compensation Committee receive annual retainers of $5,000 and $3,000, respectively. The Company also reimburses all directors for travel, lodging and related expenses incurred in attending Board and committee meetings. Directors who are not employees of the Company receive a fee of $1,000 for each Board or committee meeting attended in person, and $500 for each Board or committee meeting attended by phone conference. In addition, under the 2003 Stock Option Plan, each nominee for director who is presently serving as a non-employee director, and who is re-elected as a director at the annual meeting on July 21, 2004, will automatically be granted a stock option to purchase 12,000 shares of Common Stock if the proposal to amend the 2003 Stock Option Plan is approved by shareholders or 10,000 shares if such proposal is not approved, which option can be exercised commencing on the date of the next annual meeting of shareholders. Each nominee for director who is not an employee of the Company and who is elected as a director of the Company for the first time will automatically be granted an option to purchase 18,000 shares of Common Stock (20,000 shares if the proposal to amend the 2003 Stock Option Plan is approved by the shareholders), which option can be exercised commencing on the date of the next annual meeting of shareholders if he or she is first elected as a director by the shareholders at an annual meeting of shareholders. If the new director is first elected as a director by the Board of Directors to fill a vacancy on the Board of Directors, the stock option can be exercised commencing on the date of the annual meeting of shareholders following the annual meeting of shareholders at which he or she is first elected to the Board by the shareholders. Pursuant to the 2003 Stock Option Plan, on August 20, 2003 each of Messrs. Pietropaolo, Reily, Montry and Platt was automatically granted an option to purchase 10,000 shares of Common Stock, at an exercise price based on the market price on that date, $7.12 per share, which options can be exercised commencing on the date of the 2004 annual meeting. On March 5, 2004 Mr. Reed, upon his election to the Board to fill a vacancy resulting from the unfortunate death of Grant Dove, was automatically granted an option to purchase 18,000 shares of Common Stock at an exercise price of $12.64 per share. Upon her election to fill a newly created vacancy on the Board on June 2, 2004, Ms. Joni was automatically granted an option to purchase 18,000 shares at an exercise price of $13.85 per share. The options granted to Mr. Reed and Ms. Joni can be exercised on the date of the 2005 annual meeting, provided they serve on the Board through the date of such meeting. Directors are encouraged to attend the Company’s annual meetings of shareholders. Last year’s meeting was held in Dallas, Texas and all then current directors attended the meeting.

Committees of the Board of Directors

     The Board of Directors has established committees which deal with certain specific areas of the Board’s responsibility. These committees include the Audit Committee, Compensation Committee, Executive Committee and Nominating Committee. The Board of Directors has determined that Joseph J. Pietropaolo, Gerald F. Montry, Jack P. Reily, Donald B. Reed and Saj-nicole A. Joni, Ph.D. are “independent directors” under Rule 4200 (a) (15) of the NASD’s Listing Standards.

     The Audit Committee, which held 8 meetings during fiscal 2004, has the primary responsibility to ensure the integrity of the financial information reported by the Company. Its functions include: (a) the appointment, compensation and oversight of independent auditors; (b) reviewing the scope of the annual audit to be performed by the independent auditors prior to commencement of the audit; (c) reviewing the results of those audits; (d) reviewing the organization and scope of the Company’s internal system of audit and financial controls; (e) meeting periodically with management and the independent public accountants to review financial, accounting and internal control matters; (f) meeting periodically with the independent public accountants to discuss the results of their audit work and their opinions as to the adequacy of internal accounting controls and the quality of financial reporting; and (g) all other functions set forth in the Company’s Audit Committee Charter attached to this Proxy statement as Appendix A. The Company’s Board of Directors has determined that two members of the Audit Committee, Gerald F. Montry and Joseph J. Pietropaolo, are audit committee financial experts, and all members of the Audit Committee are independent in accordance with Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and Rule 4200(a) (15) of the NASD’s Listing Standards. Its current members are Joseph J. Pietropaolo, Chairman, Gerald F. Montry and Jack P. Reily.

     The Compensation Committee, which held 3 meetings during fiscal 2004, has the authority to determine and approve all the terms of the employment, compensation and benefits payable to officers of the Company, including those officers who are also directors. The Company’s management is from time to time directed by the Compensation Committee to review certain compensation matters and make recommendations to the Compensation Committee concerning such matters. The Compensation Committee also has the authority to administer and award stock options under the 2003 Stock Option Plan, the 1999 Stock Option Plan, and the 1998 Non-Qualified Stock Option Plan. The Compensation Committee also administers the Employee Stock Purchase Plan. The Compensation Committee is composed of Donald B. Reed, Chairman, Joseph J. Pietropaolo, and Jack P. Reily.

     The Nominating Committee, which met once during fiscal 2004, has the function to identify and propose to the full Board of Directors nominees to fill vacancies on the Board of Directors. The Nominating Committee Charter is available to shareholder’s on the Company’s website, http://www.Intervoice.com. Pursuant to the Nominating Committee Charter, the Nominating Committee of the Board of Directors will consider director candidates recommended by shareholders of the Company. In order to be considered by the Nominating Committee, shareholders must submit in writing (which shall not include e-mail) the following information to the Chairman of the Nominating Committee no later than the last day of the Company’s fiscal year before the annual meeting of shareholders at which directors are to be elected: the name of the shareholder, contact information for the shareholder, number of shares of Common Stock owned by the shareholder, name of the registered owner of the Common Stock (if different from the shareholder), name of the person recommended for director, brief biography of the person recommended for director, qualifications of the person recommended for director, and whether the person recommended for director consents to being named in the proxy statement as a nominee for director. The Company requires its directors to possess certain minimum qualifications. A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company. A director must not have any conflicts of interests stemming from his or her institutional or other affiliations that would preclude, or have the appearance of precluding, such director from performing his or her duties and responsibilities as a director of the Company, including without limitation, such director’s duties of loyalty, honesty, confidentiality, and the duty not to usurp corporate opportunities. The Nominating Committee also considers a wide variety of qualities and skills in its selection of directors, including: economic, technical, scientific, academic, financial, accounting, legal, marketing or other expertise applicable to the business of the Company; leadership or substantial achievement in their particular fields; demonstrated ability to exercise sound business judgment; integrity and high moral and ethical character; potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board as a whole; capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; ability to work well with others; high degree of interest in the business of the Company; dedication to the success of the Company; commitment to the responsibilities of a director; and international business or professional experience. The Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a shareholder. The Committee shall identify the candidates for director nominees in consultation with other members of the Board and management, through the use of search firms or other advisers, or through recommendations submitted by shareholders. The Company has paid, and in the future could pay, fees to a search firm or other advisor to assist in identifying and evaluating nominees for director. The current members of the Nominating Committee are Gerald F. Montry, Chairman, and Jack P. Reily.

     The Executive Committee, which did not meet during fiscal 2004, may, to the extent permitted by law, exercise the power of the Board of Directors when the Board is not in session. It also has the responsibility for reviewing long-range plans, capital expenditure programs, acquisitions and general corporate financing matters and making related recommendations to the Board of Directors. Its only current member is David W. Brandenburg, Chairman.

Communication with Directors

     Shareholders can send communications to the Board of Directors of the Company by delivering them in writing (which shall not include e-mail) to The Board of Directors, Intervoice, Inc., 17811 Waterview Parkway, Dallas, Texas 75252. Any shareholder communications addressed to the Board will be forwarded to the Chairman of the Board unless the communication is addressed to the Chairman of the Nominating Committee of the Board, the Chairman of the Compensation Committee of the Board, or the Chairman of the Audit Committee of the Board, in which case the communication will be forwarded to the appropriate committee chairman.

PROPOSAL 2. TO APPROVE THE AMENDMENT TO THE COMPANY’S
2003 STOCK OPTION PLAN

     The Intervoice, Inc. 2003 Stock Option Plan (the “2003 Stock Option Plan”) was adopted by the Board of Directors as of June 24, 2003 and was approved by the Company’s shareholders at the 2003 annual meeting of shareholders. On June 2, 2004 the Board of Directors adopted, subject to shareholder approval, an amendment to the 2003 Stock Option Plan to increase from 2,000,000 to 3,500,000 the number of shares of Common Stock authorized for issuance thereunder, and increase by 2,000 the number of shares of Common Stock under stock options granted to non-employee directors upon election or re-election to the Board of Directors. A copy of the 2003 Stock Option Plan, as amended, is attached as Appendix B.

     The Board believes that stock option plans provide an important means of attracting, retaining and motivating key personnel and recommends that shareholders approve the proposed amendment to the 2003 Stock Option Plan. Because directors and executive officers of the Company are eligible to receive options under the 2003 Stock Option Plan, each of them has a personal interest in the approval of the amendment to the 2003 Stock Option Plan.

     The 2003 Stock Option Plan is intended to promote and advance the interests of the Company by providing key employees and non-employee directors of the Company or its subsidiaries added incentive to continue in the service of the Company and a more direct interest in the future success of its operations. The Board of Directors believes that key employees who have an investment in the Company are more likely to meet and exceed performance goals. As of June 7, 2004 only 334,500 shares, 226,547 shares and 21,068 shares, remained available for future grant under the Company’s 2003 Stock Option Plan, 1999 Stock Option Plan and 1998 Nonqualified Stock Option Plan, respectively. Accordingly, the Company’s existing stock option plans will not be sufficient to meet the Company’s equity-based employee compensation and incentive goals, and the proposed increase to the number of shares available under the 2003 Stock Option Plan is needed to continue to provide stock-based incentive compensation to the Company’s current employees and to its non-employee directors. Based on a survey of stock options granted to non-employee directors by a variety of software and telecommunications companies, including companies within the SIC Code for Telephone and Telegraph Apparatus used in the “Performance Graph” contained in this Proxy Statement, the Company believes it should increase the number of shares of Common Stock granted to non-employee directors in order to find and retain qualified non-employee directors. In fiscal 2004, stock options covering 855,000 shares were issued to executive officers, stock options covering 50,000 shares were issued to non-employee directors, and stock options covering 727,100 shares were issued to other employees of the Company pursuant to the 2003 Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE 2003 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

Description of the 2003 Stock Option Plan

     The following is a summary of the 2003 Stock Option Plan incorporating the proposed amendments and is qualified in its entirety by reference to the full text of the 2003 Stock Option Plan, as amended, as set forth in Appendix B to this Proxy statement.

     Purposes. The purposes of the 2003 Stock Option Plan are to attract able persons to enter the employ of the Company, to encourage employees to remain in the employ of the Company and to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock. A further purpose of the 2003 Stock Option Plan is to provide a means through which the Company may attract able persons to become non-employee directors of the Company and to provide non-employee directors with additional incentive and reward opportunities designed to strengthen their concern for the welfare of the Company and its shareholders.

     Administration. The 2003 Stock Option Plan provides for administration by the Compensation Committee or another committee of the Board (the “Committee”), provided that each member of the Committee must be both a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Among the powers granted to the Committee are the authority to interpret the 2003 Stock Option Plan, establish rules and regulations for its operation, select eligible persons to receive options under the 2003 Stock Option Plan and determine the form and amount and other terms and conditions of such options. Notwithstanding the authority delegated to the Committee to administer the 2003 Stock Option Plan, the only stock options that can be granted to non-employee directors of the Company are the formula-based stock option grants discussed below in the Sections entitled “Stock Options Granted to New Non-Employee Directors” and “Stock Options Granted to Re-Elected Non-Employee Directors”. The exercise price of stock options granted under the 2003 Stock Option Plan cannot be less than the fair market value of the Common Stock on the date of grant. The 2003 Stock Option Plan provides that stock options cannot be issued in replacement of under-water stock options without shareholder approval. The 2003 Stock Option Plan authorizes the Committee to delegate its authority under the 2003 Stock Option Plan in certain circumstances; provided, however, that only the Committee may select and grant options to employees who are subject to Section 16 of the Exchange Act or who are “covered employees,” as defined in Section 162(m) of the Code.

     Eligibility for Participation. All employees of the Company and its subsidiaries are eligible to be selected to participate in the 2003 Stock Option Plan, and all non-employee directors of the Company are eligible to participate in the 2003 Stock Option Plan. The selection of employees is within the discretion of the Committee. In making this selection, the Committee may give consideration to the functions and responsibilities of the employee, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee or the Board. No employee is entitled to receive an option unless selected by the Committee. As of June 1, 2004, the Company and its subsidiaries had a total of 737 employees.

     Stock Options. The 2003 Stock Option Plan provides for the grant of nonqualified stock options that are not intended to meet the requirements of Section 422(b) of the Code. All options are subject to the terms, conditions, restrictions and limitations of the 2003 Stock Option Plan, except that the Committee or the Board may, in its sole judgment, subject any option to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the 2003 Stock Option Plan.

     Stock Options Granted to Employees. The Committee will, with regard to each stock option granted to an employee of the Company or its subsidiaries, determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price per share of Common Stock subject to the option. The term of each option shall be as specified by the Committee, provided that, unless otherwise designated by the Committee, no option shall be exercisable later than ten years from the effective date of the option grant, and no option or portion of an option will become exercisable unless the employee remains in the service of the Company through the date the option or portion of the option is scheduled to become exercisable.

     Stock Options Granted to New Non-Employee Directors. Under the 2003 Stock Option Plan, each new non-employee director will receive an option to purchase 18,000 shares of Common Stock on the date the non-employee director is first elected to serve on the Board of Directors if the proposal to amend the 2003 Stock Option Plan is not approved at the annual meeting of shareholders. If the proposal to amend the 2003 Stock Option Plan is approved at the annual meeting of shareholders, each such new non-employee director will be granted an option to purchase 20,000 share of Common Stock. If the non-employee director is first elected to serve on the Board at an annual meeting of shareholders, the stock option shares will become exercisable in full on the date of the next annual meeting of shareholders. If the non-employee director is first elected by the Board to fill a vacancy on the Board, the stock option will become exercisable in full on the date of the annual meeting of shareholders following the annual meeting at which the non-employee director is first elected by the shareholders to serve on the Board. The stock options will remain exercisable until the tenth anniversary of the date of grant.

     Stock Options Granted to Re-Elected Non-Employee Directors. On the date of each annual meeting of shareholders, each non-employee director who is re-elected to serve as a director will be granted an option to purchase 10,000 shares of Common Stock if the proposal to amend the 2003 Stock Option Plan is not approved at the annual meeting of shareholders. If the proposal to amend the 2003 Stock Option Plan is approved at the annual meeting of shareholders, each such non-employee director will be granted an option to purchase 12,000 shares of Common Stock upon re-election at an annual meeting of shareholders beginning with the annual meeting on July 21, 2004. Each such stock option will become exercisable in full by the non-employee director on the date of the next annual meeting of shareholders, and will remain exercisable through the tenth anniversary of the date the option was granted.

     Stock Option Exercise Price and Exercise Requirements for Non-Employee Directors. The exercise price of each stock option granted to a non-employee director of the Company will be based on the fair market value of the Common Stock on the effective date of the option’s grant. A non-employee director is eligible to exercise a stock option only if he or she continues to serve the Company as a director through the date of the annual meeting at which the stock option is scheduled to become exercisable.

     Exercising Stock Options. Upon exercise of an option, the exercise price may be paid by a participant in cash or, in the discretion of the Committee, by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price and any required withholding taxes.

     Available Shares. If the proposal to amend the 2003 Stock Option Plan is not approved at the annual meeting of shareholders, the maximum number of shares of Common Stock that is available for grants of options under the 2003 Stock Option Plan will remain 2,000,000, subject to adjustment in accordance with the provisions of the 2003 Stock Option Plan. If the proposal to amend the 2003 Stock Option Plan is approved at the annual meeting of shareholders the maximum number of shares will be increased to 3,500,000, subject to adjustment in accordance with the provisions of the 2003 Stock Option Plan. Shares of Common Stock issued pursuant to the 2003 Stock Option Plan may be shares of original issuance or treasury shares or a combination thereof.

     The Committee has full discretion to determine the manner in which shares of Common Stock available for grants of options under the 2003 Stock Option Plan are counted. In the absence of Committee action, the 2003 Stock Option Plan sets forth certain rules applicable for this purpose. For example, in general, unless otherwise determined by the Committee, shares of Common Stock related to options that terminate by expiration, forfeiture or cancellation without the issuance of shares will again be available for grant under the 2003 Stock Option Plan.

     If the Company effects a subdivision or a consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which outstanding options granted under the 2003 Stock Option Plan may thereafter be exercised or satisfied, and the exercise prices thereof, shall be proportionately adjusted. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization, outstanding options under the 2003 Stock Option Plan will be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such options to reflect such changes in the outstanding Common Stock. Also, in the event of any such changes in the outstanding Common Stock, the aggregate number of shares available for grant of options under the 2003 Stock Option Plan may be equitably adjusted by the Committee.

     The maximum number of shares of Common Stock for which options may be granted under the 2003 Stock Option Plan to any one optionee during a calendar year is 300,000.

     As of June 7, 2004, the closing sales price of the Common Stock as reported on the Nasdaq National Market was $13.69 per share.

     Corporate Change. The 2003 Stock Option Plan provides that, in the event of a corporate change (defined in the 2003 Stock Option Plan to include the dissolution or liquidation of the Company, certain reorganizations, mergers or consolidations of the Company, the sale of all or substantially all the assets of the Company or the occurrence of a change in control of the Company), unless otherwise provided in the related option agreement, (i) each option then outstanding under the 2003 Stock Option Plan will become exercisable in full, and (ii) all restrictions (other than restrictions imposed by law) imposed on any Common Stock that may be delivered pursuant to the exercise of such options will be deemed satisfied.

     Amendment. The Board of Directors may alter or amend the 2003 Stock Option Plan, but may not without the approval of the shareholders of the Company and of any regulatory authorities having jurisdiction make any alteration or amendment which operates (a) to increase the total number of shares of Common Stock which may be issued under the 2003 Stock Option Plan, other than as provided in the antidillution provisions of the 2003 Stock Option Plan, (b) to modify the criteria for determining the employees (or class of employees) eligible to receive Options under the 2003 Stock Option Plan or (c) to materially increase benefits accruing under the 2003 Stock Option Plan to Participants who are subject to Section 16 of the Exchange Act. No suspension, termination, amendment or modification of the 2003 Stock Option Plan will adversely affect in any material way any option previously granted under the 2003 Stock Option Plan, without the consent of the optionee (except that consent of the optionee is not required for certain tax-related amendments or modifications to an option).

     Effectiveness. The proposed amendment to the 2003 Stock Option Plan will become effective as of the date of its approval by shareholders at the annual meeting. The 2003 Stock Option Plan has no fixed expiration date.

     United States Federal Income Tax Consequences. The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to employees and non-employee directors may be either more or less favorable than those described below depending on the employees’ or directors’ particular circumstances. Accordingly, each participant should consult his or her own tax advisor with respect to the tax consequences of participation in the Plan.

     An optionee will not recognize income for federal income tax purposes upon the grant of an option. The optionee will recognize ordinary income upon exercise of an option in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of the shares. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee due to the exercise of options at the time of such recognition.

     If the optionee is an employee, income recognized upon the exercise of an option by an employee will be considered compensation subject to withholding at the time the income is recognized. As a result, the Company must make the necessary arrangements with such optionee to ensure that the amount of tax required to be withheld is available for payment.

     The basis of shares transferred to an optionee upon exercise of an option is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If the optionee thereafter sells shares acquired upon exercise of an option, the difference between the amount realized by the optionee and his or her basis in the shares will constitute capital gain or loss for federal income tax purposes.

     Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company’s shareholders and meets certain other criteria. Compensation attributable to an option is deemed to satisfy the requirements for performance-based compensation only if (i) the grant is made by a committee composed of two or more outside directors; (ii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the optionee could receive is based solely on an increase in the value of the stock after the date of the option grant. The plan has been designed such that options granted under the plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code.

     The plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

To the Shareholders of Intervoice, Inc.:

     Compensation Policy. The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, executive officers are offered compensation opportunities that are linked to the Company’s business objectives and performance, individual performance and contributions to the Company’s success and enhanced shareholder value. The Company’s compensation programs are designed and revised from time to time to be competitive within the software and data industry and the telecommunications industry.

     The Company’s executive compensation program consists primarily of (i) base salary, (ii) incentive cash bonus opportunities based upon individual and corporate performance, and (iii) long-term equity based incentives. The Company generally targets the aggregate of annual base salary, bonus opportunities and long-term equity based incentives made available to executive officers, who successfully perform their responsibilities, near the fiftieth percentile for officers with similar positions in companies of comparable size in the software and data/telecommunications industries. The Compensation Committee believes that compensation opportunities near the fiftieth percentile for its comparison group are appropriate provided incentive cash bonus opportunities are a significant part of each executive officer’s compensation package and such bonus opportunities are dependant upon the Company achieving important elements of its business and financial plans. As discussed below, the compensation opportunities are largely dependent upon the Company’s ability to achieve its earnings and/or revenue targets.

     The Compensation Committee determined to put a greater emphasis on incentive compensation commencing with fiscal 1995 to encourage further the achievement of corporate and individual objectives. To ensure compliance with the compensation policy, the Company hired an independent consultant for fiscal 2004. In this capacity the consultant provided compensation and compensation trend information for officers in a variety of software and telecommunications companies. These surveys included companies within the SIC code for Telephone and Telegraph Apparatus used in the “Performance Graph” contained in this proxy statement. The Company supplemented the compensation information provided by the consultant with an internal review of compensation information in proxy statements issued by the companies included in the consultant’s survey.

     Stock Ownership Guidelines. In April 1995, the Compensation Committee established stock ownership guidelines for key executives of the Company. These guidelines provide that executives should hold shares in varying amounts as a multiple of salary, currently ranging from a minimum of four times annual salary for the Chairman of the Board and Chief Executive Officer to one times annual salary for vice presidents who are not executive officers of the Company. The value of each executive’s share holdings for purposes of the guidelines is based on the greater of the current market price of the Company’s Common Stock or the aggregate amount the executive paid for the shares.

     Although some executives are already at or above the prescribed levels, the Compensation Committee recognizes that newer employees or those recently promoted may require some period of time to achieve these levels. Therefore, the guidelines provide for a transition period of approximately five years for the suggested levels to be met. The Compensation Committee monitors each executive’s progress toward achieving these guidelines when deciding on future stock option awards and other equity incentive opportunities.

     Fiscal 2004 Compensation.

     Base Salary. The Compensation Committee annually reviews and sets base salaries for each of the Company’s executive officers at levels within the range of those persons holding comparable positions at other companies in the Company’s comparison group. Annual salaries, including increases to salaries, are reviewed and approved on the basis of the individual performance of the executive, as determined through an evaluation by the officer’s immediate supervisor in consultation with the Company’s executive management and by the executive’s tenure and level of responsibility, the Company’s expected financial performance, and changes in competitive pay levels. Because of the Company’s financial performance during fiscal 2002 and 2003, Mr. Robert E. Ritchey did not receive a raise when he was promoted to President on July 22, 2002. The Company did award Mr. Ritchey a 24.6% raise in base salary on November 1, 2003 in recognition of his promotion during the prior fiscal year. As a result of the Company’s performance during fiscal 2003, none of the other executive officers received a raise during fiscal 2004.

     The Company amended and restated its employment agreement with the Chairman of the Board and Chief Executive Officer of the Company, David W. Brandenburg, during fiscal 2002. The amended and restated agreement provided for a base salary of $350,000. In accordance with the terms of Mr. Brandenburg’s agreement, the Compensation Committee reviewed Mr. Brandenburg’s base salary at the end of fiscal 2003 and decided not to change the amount of his salary for fiscal 2004. The Compensation Committee supports this salary level, which was less than the median base salary for chief executive officers in the Company’s comparison group. See “Agreements with Executive Officers” for a discussion of the employment agreements with Mr. Brandenburg, and the Company’s President, Robert E. Ritchey.

     Annual Incentives. The Company has a bonus program that provides for the payment of periodic cash bonuses to executive officers contingent upon the achievement of certain earnings targets, revenue targets and/or other individual and corporate performance targets. The program is intended to reward the accomplishment of corporate objectives, reflect the Company’s priority on maintaining growth and stability of earnings, and to provide a fully competitive compensation package which will attract, reward and retain quality individuals. Targets and objectives vary for the specific officers involved. For example, bonus opportunities under contracts between the Company and each of its Chairman of the Board and Chief Executive Officer and its President, were based on formulas designed to compensate such officers for any increases to revenues and earnings per share. These officers are responsible for making and implementing strategic decisions concerning how the Company plans to achieve its long-term goals for growth and stability of earnings and revenues. The Compensation Committee believes that the amount of growth in the Company’s annual earnings per share and revenues should continue to serve as a basis for a significant component of the total compensation for these officers.

     Because of disappointing results from operations during fiscal 2003, the Compensation Committee decided to suspend its normal bonus program for executive officers during fiscal year 2004, with the exception of the Company’s Senior Vice President of Marketing and Product Strategy who received a cash bonus based on the Company achieving certain sales objectives with its business partners. While the Compensation Committee has always placed an emphasis on incentive compensation, the Compensation Committee determined that it would not be appropriate to implement its normal cash bonus program based on the reduced levels of sales and earnings the Company had experienced during fiscal 2003.

     Pursuant to his employment agreement, the bonus opportunity for fiscal 2004 for the Chairman of the Board and Chief Executive Officer would have rewarded Mr. Brandenburg for increases to the Company’s revenues and earnings per share. During fiscal 2004, Mr. Brandenburg agreed to waive any bonus he was eligible to earn for the fiscal year. The employment agreement with Mr. Brandenburg also permitted payment of an additional discretionary bonus if the Compensation Committee determined that such a bonus was appropriate. No such discretionary bonus was paid to Mr. Brandenburg for fiscal 2004.

     Mr. Ritchey, the Company’s President, has an employment agreement similar to Mr. Brandenburg’s agreement, with similar provisions governing his bonuses.

     Long-Term Equity-Based Incentives. Long-term equity based incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Compensation Committee believes that such equity based compensation provides executives with a continuing stake in the long term success of the Company, and will assist them in achieving the share ownership targeted under the stock ownership guidelines discussed above. Long-term awards granted in fiscal 2004 consisted of nonqualified stock options granted under the Company’s 1999 Stock Option Plan and 2003 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company.

     The stock options are granted at the market price on the date of grant and will only have value if the Company’s stock price increases, resulting in a commensurate benefit to the Company’s shareholders. Generally, grants vest in equal amounts over a three-year to four-year period. Executives generally must be employed by the Company at the time of vesting in order to exercise the options.

     The Compensation Committee, in consultation with the Company’s executive management, determines from time to time the executive officers who shall receive options under the Company’s employee stock option plans, the timing of such awards, the number of shares of Common Stock to be subject to each award and the other terms of each award. Annual stock option awards are made in light of a compensation review and recommendations prepared by a compensation consultant comparing the Company’s stock option awards to its officers to awards made by companies in the Telephone and Telegraph Apparatus industry whose description of business and revenues most closely approximated those of the Company. These companies are included in the Company’s peer group index set forth in the section entitled “Stock Performance Graph”. Grants to individual executive officers by the Compensation Committee are based on their annual performance evaluations, relative salary levels, the number of shares under options previously granted, and their potential contribution to the long-term performance of the Company. The emphasis placed on equity-based incentive opportunities was also considered by the Compensation Committee in determining stock option awards.

     The Compensation Committee granted stock options covering 676,500 shares of Common Stock to executive officers of the Company, other than the Chairman of the Board and Chief Executive Officer, during fiscal 2004. Options covering 390,000 shares of Common Stock were granted to Mr. Brandenburg as Chairman of the Board and Chief Executive Officer during fiscal 2004.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in an increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 2004 adequately reflect the Company’s compensation goals and policies.

June 2, 2004

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

George C. Platt, Chairman
Joseph J. Pietropaolo
Jack P. Reily

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer and the other four most highly compensated executive officers of the Company in fiscal 2004 (the “Named Officers”) for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended February 29, 2004, February 28, 2003, and February 28, 2002.

				Long Term
				Compensation	All Other
		Annual Compensation		Awards	Compensation
				Securities	All Other
	Fiscal			Underlying	Compen-
Name and Principal Position	Year	Salary (1)	Bonus	Options	sation(2)
David W. Brandenburg	2004	$350,000	$—	390,000	$5,472
Chairman of the Board	2003	350,000	—	160,000	5,783
and Chief Executive Officer(3)	2002	350,000	—	—	6,434

Robert E. Ritchey	2004	$267,966	$—	240,000	$8,685
President(4)	2003	240,750	—	42,500	8,059
	2002	240,750	24,075	50,000	9,166

George T. Platt Senior Vice President,	2004	$165,136	$29,370	50,500	4,714
Marketing and Product	2003	136,635	31,352	10,500	3,957
Strategy(5)	2002	136,482	50,901	—	3,943

H. Don Brown	2004	$188,134	$—	54,250	$981
Executive Vice President,	2003	188,134	—	14,250	981
Human Resources(6)	2002	188,134	37,627	—	3,660

Dean C. Howell Executive Vice President,	2004	$194,760	$—	54,250	$6,068
General Counsel and	2003	194,760	—	21,750	5,719
Secretary(7)	2002	194,760	38,952	—	5,533

(1)	Includes amounts deferred at the Named Officer’s election pursuant to the Company’s 401(k) Employee Savings Plan.

(2)	Represents Company contributions on behalf of the Named Officers under the Company’s 401(k) Employee Savings Plan and amounts includable in compensation for Company-paid group term life insurance and disability insurance.

(3)	All other cash compensation for Mr. Brandenburg includes $2,625 for contributions under the Company’s 401(k) Employee Savings Plan, $2,476 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; $2,222 for contributions under the Company’s 401(k) Employee Savings Plan, $3,165 for group term life insurance and $396 for long term disability insurance in fiscal year 2003; and $2,594 for contributions under the Company’s 401(k) Employee Savings Plan, $3,354 for group term life insurance and $486 for long term disability insurance in fiscal year 2002.

(4)	All other cash compensation for Mr. Ritchey includes $6,294 for contributions under the Company’s 401(k) Employee Savings Plan, $2,020 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; $5,502 for contributions under the Company’s 401(k) Employee Savings Plan, $2,160 for group term life insurance and $397 for long term disability insurance in fiscal year 2003; and $6,454 for contributions under the Company’s 401(k) Employee Savings Plan, $2,226 for group term life insurance and $486 for long term disability insurance in fiscal year 2002.

(5)	All other cash compensation for Mr. Platt includes $4,066 for contributions under the Company’s 401(k) Employee Savings Plan, $282 for group term life insurance and $366 for long term disability insurance in fiscal year 2004; $3,339 for contributions under the Company’s 401(k) Employee Savings Plan, $242 for group term life insurance and $376 for long term disability insurance in fiscal year 2003; and $3,241 for contributions under the Company’s 401(k) Employee Savings Plan, $241 for group term life insurance and $461 for long term disability insurance in fiscal year 2002.

(6)	All other compensation for Mr. Brown includes $0 for contributions under the Company’s 401(k) Employee Savings Plan, $610 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; $0 for contributions under the Company’s 401(k) Employee Savings Plan, $585 for group term life insurance and $396 for long term disability insurance in fiscal year 2003; and $2,587 for contributions under the Company’s 401(k) Employee Savings Plan, $587 for group term life insurance and $486 for long term disability insurance in fiscal year 2002.

(7)	All other cash compensation for Mr. Howell includes $5,147 for contributions under the Company’s 401(k) Employee Savings Plan, $550 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; $4,730 for contributions under the Company’s 401(k) Employee Savings Plan, $592 for group term life insurance and $397 for long term disability insurance in fiscal year 2003; and $4,606 for contributions under the Company’s 401(k) Employee Savings Plan, $441 for group term life insurance and $486 for long term disability insurance in fiscal year 2002.

OPTION GRANTS IN FISCAL YEAR 2004

     The following table sets forth certain information with respect to grants of stock options to the Named Officers during fiscal 2004 pursuant to the Company’s 1999 Stock Option Plan and 2003 Stock Option Plan.

				Potential Realizable Value at
				Assumed Annual Rates of Stock Price
	Individual Grants			Appreciation for Option Term (2)
		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	in Fiscal	Price	Expiration
Name	Granted (1)	2004	(/Sh)	Date	5%	10%
David W. Brandenburg	390,000	17.2%	$7.115	8/20/13	$1,745,250	$4,420,650
Robert E. Ritchey	40,000	1.8	1.880	4/22/13	47,200	120,000
	200,000	8.8	7.115	8/20/13	895,000	2,267,000
George T. Platt	10,500	0.5	1.880	4/22/13	12,390	31,500
	40,000	1.8	7.115	8/20/13	179,000	453,400
H. Don Brown	14,250	0.6	1.880	4/22/13	16,815	42,750
	40,000	1.8	7.115	8/20/13	179,000	453,400
Dean C. Howell	14,250	0.6	1.880	4/22/13	16,815	42,750
	40,000	1.8	7.115	8/20/13	179,000	453,400

(1)	All options were granted at fair market value (the average of the high and low trading prices of the Common Stock on the NASDAQ National Market) on the date of grant and expire ten years from the date of grant. The options become exercisable in three equal amounts on the first three annual anniversaries of the date of grant, except for stock options granted to Mr. Brandenburg which become exercisable in four equal amounts at six month intervals through the second annual anniversary of the date of grant.

(2)	The assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten-year period beginning on the date of grant and ending on the option expiration date. For a ten-year period beginning February 29, 2004, based on the closing price on the NASDAQ National Market of the Common Stock of $12.14 on such date, a share of the Common Stock would have a value on February 28, 2014 of approximately $19.77 at an assumed appreciation rate of 5% and approximately $31.49 at an assumed appreciation rate of 10%.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning option exercises in fiscal 2004 and the value of unexercised options held by each of the Named Officers at the end of fiscal 2004.

Number of
			Securities			Value of
			Underlying			Unexercised
			Unexercised			In-the-Money
			Options at			Options at
			Fiscal Year End (#)			Fiscal Year End ($)(1)
	Shares Acquired		Exercisable/			Exercisable/
Name	on Exercise (#)	Value Realized ($)	Unexercisable			Unexercisable
David W. Brandenburg Robert E. Ritchey George T. Platt H. Don Brown Dean C. Howell	0 0 8,500 0 0	0 0 $76,010 0 0	763,500 147,499 29,668 108,050 132,984	/ / / / /	292,500 285,001 57,500 63,750 68,750	$4,369,538 625,047 123,540 523,293 712,535	/ / / / /	$1,469,813 1,733,166 386,605 452,893 508,518

(1)	Values stated are based on the closing price ($12.14) of the Company’s Common Stock as reported on the Nasdaq National Market on February 29, 2004 and the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintained six compensation plans to provide for the issuance of Common Stock of the Company to officers and other employees of the Company as of February 29, 2004. These plans consisted of the 1990 Employee Stock Option Plan, 1999 Stock Option Plan, 1990 Non-Employee Stock Option Plan, Employee Stock Purchase Plan and the 2003 Stock Option Plan, which have been approved by shareholders, and the 1998 Employee Non-Qualified Stock Option Plan which has not been approved by the shareholders. The following table sets forth information regarding outstanding options and shares of Common Stock reserved for future issuance under the foregoing plans as of February 29, 2004:

	(A)	(B)	(C)
Number of Shares of
Common Stock
	Number of Shares of		Remaining Available
	Common Stock To Be		For Future Issuance
	Issued Upon		Under Equity
	Exercise Of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price Of	(Excluding Shares
	Options, Warrants	Outstanding Options	Reflected In Column
Plan Category	And Rights	And Rights	(A)
Equity compensation plans approved by shareholders(3)	5,873,605	$7.13	1,173,824 (1)

Equity compensation plans not approved by shareholders (2) (3)	338,669	$4.05	18,500

TOTAL	6,212,274	$6.97	1,192,324

(1)	Includes 578,400 shares of Common Stock remaining available for future issuance under the Employee Stock Purchase Plan as of February 29, 2004.

(2)	Consists of options that are outstanding or may be issued pursuant to the 1998 Employee Non-Qualified Stock Option Plan. The material features of the 1998 Non-Qualified Stock Option Plan are as described in the Company’s Form 10-K filed for the fiscal year ended February 29, 2004.

(3)	As of May 14, 2004, the number of shares of Common Stock to be issued upon exercise of outstanding stock options under all five of the Company’s stock option plans (excluding the Company’s Employee Stock Purchase Plan), totaled 5,886,025, with a weighted average exercise price of $7.03 per share and a weighted average remaining life of 7.03 years; and the remaining number of shares available for future issuance under such five stock option plans was 582,115.

AGREEMENTS WITH EXECUTIVE OFFICERS

     Employment Agreement with David W. Brandenburg, the Company’s Chairman of the Board and Chief Executive Officer. On June 26, 2000 the Company entered into an employment agreement with David W. Brandenburg for the period from June 26, 2000 through February 28, 2003. Effective March 1, 2002, the employment agreement was extended one year through February 28, 2004. As of March 1, 2004, the employment agreement was automatically extended through February 28, 2005. Under the agreement, Mr. Brandenburg received an annual salary of $300,000 during fiscal 2001. His salary was increased to $350,000 for fiscal 2002, fiscal 2003 and fiscal 2004. The provisions in the employment agreement governing Mr. Brandenburg’s bonus opportunities for fiscal 2003 and fiscal 2004 were amended as of March 1, 2002. Mr. Brandenburg’s annual bonus opportunity for fiscal 2003 and fiscal 2004 is based 50% on increases to earnings per share and 50% on increases to revenues, in each case as compared to the immediately preceding fiscal year. For each of earnings per share and revenues, Mr. Brandenburg’s bonus opportunity ranges from 25% of his base salary for an increase of up to 9%, to 125% of his base salary for an increase of 40% or more. If earnings per share for fiscal 2003 or 2004 were less than $.15, however, then the change in earnings per share for the immediately following year will be compared to $.15. In an effort to help the Company reduce expenses, Mr. Brandenburg waived his right to receive any bonus he might otherwise have earned under such bonus provisions for fiscal 2003 and fiscal 2004.

     See the “Summary Compensation Table” for a discussion of the bonuses and salary paid to Mr. Brandenburg for the three-year period ended February 29, 2004. In connection with the execution of Mr. Brandenburg’s initial employment agreement, he was awarded stock options during fiscal 2001 covering 500,000 shares of Common Stock under the Company’s 1999 Stock Option Plan and 1990 Incentive Stock Option Plan. In connection with the extension of his employment agreement through fiscal 2004, Mr. Brandenburg was granted a stock option on March 1, 2002 covering 160,000 shares of Common Stock under the Company’s 1999 Stock Option Plan.

     Except as discussed below, Mr. Brandenburg’s employment agreement requires that he not compete with the Company while he renders services under the agreement and for a period of 18 months thereafter. The agreement further provides that the Company can only terminate Mr. Brandenburg for cause or because he becomes disabled (as such terms are defined in the agreement). If Mr. Brandenburg is terminated for cause, the Company will have no liability for further payments to him. If Mr. Brandenburg becomes completely disabled, the Company is obligated to pay him an amount equal to his base salary in effect at the time of disability through the expiration date of the agreement. If, however, following a change of control of the Company (defined as a triggering event in the agreement), Mr. Brandenburg’s employment is terminated without cause, if Mr. Brandenburg terminates his employment for good reason (as defined in the agreement), or if he terminates his employment without good reason by giving 12 months’ prior notice, the Company will have to pay him a lump sum amount (the “Change in Control Amount”) equal to 2.99 multiplied by an amount of salary and bonus which he would have received for the year in which he was terminated (as determined in accordance with the agreement). The agreement also provides that, if the Change in Control Amount is subject to certain federal excise taxes, the Company will “gross-up” the Change in Control Amount such that Mr. Brandenburg will receive a net amount after such taxes, equal to the Change in Control Amount that he would have received had such taxes not been imposed. In addition, following a change in control of the Company, Mr. Brandenburg can terminate his employment for any reason by giving 12 months’ prior written notice. Mr. Brandenburg is released from his covenant not to compete if he is terminated by the Company without cause and without being disabled, or if he elects to terminate his employment after a default by the Company prior to a triggering event or after a triggering event for good reason. If Mr. Brandenburg’s employment is terminated without cause, the Company is obligated to pay him an amount equal to the remaining compensation he would have received under the agreement (as determined in accordance with the agreement), and the options to purchase an aggregate of 660,000 shares of Common Stock that Mr. Brandenburg was granted in connection with his agreement and the extension to his agreement will become completely exercisable, to the extent that the options are not already exercisable as of such date.

     Employment Agreement with Robert E. Ritchey. Robert E. Ritchey, the Company’s President entered into an employment agreement with the Company for the one-and-one-half-year term commencing on September 1, 2002. As of March 1, 2004, the employment agreement was automatically extended through February 28, 2005. Under the agreement, Mr. Ritchey received an annual salary of $240,750 during fiscal 2003 and the first nine months of fiscal 2004. On November 1, 2003 Mr. Ritchey’s base salary was increased to $300,000 in recognition of his promotion to President during the prior fiscal year. In an effort to help the Company reduce expenses, Mr. Ritchey agreed to waive his right to receive any formula-based cash bonus for fiscal years 2003 and 2004. Mr. Ritchey’s annual bonus opportunity for fiscal 2004 under his contract was based 33% on increases to earnings per share, 33% on increases to bookings and 34% on increases to revenue, in each case as compared to the immediately preceding fiscal year. The agreement did not provide for Mr. Ritchey to receive any stock options in connection with the execution of his agreement. Other than the matters discussed in this paragraph, Mr. Ritchey’s employment agreement (including the terms governing any termination of his employment with the Company before or after a change of control of the Company) are substantially the same as Mr. Brandenburg’s employment agreement, which is discussed above.

STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company’s shareholders during the five-year period ended February 29, 2004, as well as an overall broad stock market index, the Nasdaq Market Index, and a peer group index for the Company, the index for SIC Code 3661 Telephone and Telegraph Apparatus. The stock performance graph assumes $100 was invested on March 1, 1999 in the Company’s Common Stock and each such index.

COMPARISON OF CUMULATIVE TOTAL RETURN

OF COMPANY, INDUSTRY INDEX AND BROAD MARKET(1)

Company/Index/Market	2/28/1999	2/29/2000	2/28/2001	2/28/2002	2/28/2003	2/29/2004

Intervoice, Inc.	$100.00	$332.18	$78.16	$46.34	$15.63	$111.63
Telephone, Telegraph Apparatus	100.00	279.28	103.37	41.32	22.28	55.80
Nasdaq Market Index	100.00	194.26	90.92	74.24	58.16	88.53

(1)	Assumes $100 invested on March 1, 1999 and all dividends reinvested through February 29, 2004.

CERTAIN TRANSACTIONS

     For information concerning agreements between the Company and each of David W. Brandenburg and Robert E. Ritchey, see “Agreements with Executive Officers”.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any failure by an executive officer or director to report on a timely basis a transaction or holdings involving Company securities in accordance with the requirements of Section 16(a) under the Securities Exchange Act of 1934 during fiscal 2004. In making this representation, the Company is relying on written representations of its current and former executive officers and directors.

AUDITORS

     The Audit Committee appointed the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended February 29, 2004. Ratification or other action by the Company’s shareholders concerning the appointment of the independent auditors of the Company for fiscal 2004 is not required. The Audit Committee currently anticipates appointing Ernst & Young LLP as independent auditors for the current fiscal year but is still in the process of reviewing the matter and, therefore, has not yet appointed independent auditors for fiscal 2005.

     During the fiscal year ended February 29, 2004, Ernst & Young LLP provided audit services to the Company consisting of examination of the financial statements of the Company. Ernst & Young LLP has advised the Company that no material relationship exists between Ernst & Young LLP or any of its partners and the Company and that it is independent from the Company in all respects. The Audit Committee of the Board of Directors has considered the non-audit services provided to the Company by Ernst & Young LLP and believes such are compatible with maintaining such firm’s independence.

     Representatives of Ernst & Young LLP are expected to attend the 2004 annual meeting. These representatives will have the opportunity to make a statement at the meeting if they desire to do so and will also be available to respond to appropriate questions.

FEES OF AUDITOR

     The fees billed by Ernst & Young LLP for professional services rendered to the Company and its subsidiaries for the fiscal years ended February 28, 2003 and February 29, 2004 were as follows:

	2003		2004
Audit Fees (a)	$498,549	93.0%	$480,960	72.0%
Audit-Related Fees	-0-	0.0%	-0-	0.0%
Tax Fees (b)	38,465	7.0%	184,972	28.0%
All Other Fees (c)	-0-	0.0%	1,818	0.0%
Total	$537,014	100.0%	$667,750	100.0%

(a)	Fees for audit services billed for fiscal years 2003 and 2004 consisted of the audit of the Company’s annual consolidated financial statements, reviews of its quarterly consolidated financial statements, consents and other services related to Securities and Exchange Commission (“SEC”) matters, and statutory audits of certain foreign subsidiaries.

(b)	Tax fees billed in fiscal year 2004 included fees for tax compliance services performed for the Company, including compliance services related to various foreign subsidiaries and certain personnel on expatriate assignments, and tax advice regarding the Company’s transfer pricing policies. Tax fees for fiscal year 2003 included fees for tax compliance for the Company and various foreign subsidiaries.

(c)	Fees for services other than audit, audit-related or tax planning services billed in fiscal year 2004 included fees for technical reference aids.

     The charter of the Audit Committee requires the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the services. The services performed by Ernst & Young LLP in fiscal year 2004 were approved by the Audit Committee in accordance with its charter.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

     If a shareholder intends to present a proposal for action at the Company’s 2005 annual meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Company by February 13, 2005. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

     In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2005 annual meeting, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Corporate Secretary of the Company at 17811 Waterview Parkway, Dallas, Texas 75252.

     The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and regular employees of the Company, who will receive no additional compensation for such solicitations. To aid in the solicitation of proxies, the Company may employ the firm of Georgeson Shareholder Services, a proxy solicitation firm in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee of approximately $6,500 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms and custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

     For a discussion of the Company’s financial condition, changes in financial condition and results of operations, see Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2004 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of quantitative and qualitative disclosures about market risk, see Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the 2004 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For the financial statements and supplementary financial information for the Company, see Item 8 “Financial Statements and Supplementary Data” in the 2004 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of any changes in or disagreements with the accountants on accounting and financial disclosure, see Item 9 “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in the 2004 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Intervoice, Inc., Attention: Corporate Secretary, 17811 Waterview Parkway, Dallas, Texas 75252, telephone (972) 454-8000.

INTERVOICE, INC.

David W. Brandenburg
Chairman of the Board
and Chief Executive Officer

Dallas, Texas
June 18, 2004

APPENDIX A

INTERVOICE, INC.
AUDIT COMMITTEE CHARTER

A.	Purpose

     The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the accounting and financial reporting processes of the Company, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the audits of the Company’s financial statements, and the performance of the Company’s independent auditor. The Committee shall provide a forum for communication among the independent auditor, management and the Board. The Committee shall make regular reports to the Board and shall prepare the report required by the rules and regulations of the Securities and Exchange Commission (“SEC Rules”) to be included in the Company’s annual proxy statement.

     In discharging its duties and responsibilities, the Committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records, facilities and personnel of the Company, and with the authority to retain outside counsel or other experts and advisors as it deems necessary.

     This Charter will be reviewed and reassessed by the Committee and approved by the Board at least annually.

B.	Composition and Membership

1.	The Committee will be comprised of not less than three Board members.

2.	The Board appoints Committee members and appoints a Committee Chairman from among those members. Each Committee member shall serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

3.	Each Committee member shall meet the independence criteria of (1) the rules of NASDAQ, as such requirements are interpreted by the Board in its business judgment and as established by the Board or an appropriate committee of the Board, and (2) Section 301 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the Securities and Exchange Commission.

4.	Each Committee member shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Each Committee member must also not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Additionally, at least one member of the Committee shall have the attributes necessary to qualify as an “audit committee financial expert”, as such term is defined under Item 401 of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board determines, in its business judgment, whether each member meets the requirements set forth in this Charter for membership on the Committee, and whether such member is an audit committee financial expert.

5.	The Committee may delegate any of its functions to a subcommittee, any member or the Chairman.

C.	Meetings

     The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor, or any other persons whose presence the Committee believes to be necessary or appropriate, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

D.	Advisors

     The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel, experts or advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

E.	Duties and Responsibilities

     The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

F.	Independent Accountants

     The Committee is directly responsible for the appointment, compensation and oversight of the work of the accounting firm employed by the Company for the purpose of preparing or issuing a report or related work (the “independent accountants”). The independent accountants are ultimately accountable to the Board of Directors and the Committee and shall report directly to the Committee. In carrying out its responsibilities, the Committee shall:

•	have the sole authority and responsibility to appoint, retain, oversee, evaluate, and, where appropriate, replace the independent accountants (subject, if applicable, to shareholder approval or ratification), including the authority to pre-approve all audit and permitted non-audit services to be provided by the independent accountants and the related fees;

•	at least annually, obtain and review a report by the independent accountants regarding the independent accountants’ internal controls and independence, including a description of (i) the independent accountants’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the accounting firm, and any steps taken to deal with any such issues;

•	in order to assess the independent accountants’ independence, at least annually, obtain and review a formal written statement by the independent accountants delineating all relationships between the independent accountants and the Company;

•	actively engage in a dialogue with the independent accountants with respect to any disclosed relationships between the independent accountants and the Company or services that may impact the objectivity and independence of the independent accountants and taking, or recommending the Board take, appropriate action to oversee the independence of the Company’s independent accountants;

•	oversee resolution of disagreements between management and the independent accountants regarding financial reporting;

•	at least annually, evaluate, and report to the full Board of Directors on the independence of the Company’s independent accountants and the lead partner for the Company’s account, including a review and evaluation of the lead partner’s rotation schedule;

•	pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit; and

•	the Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

G.	Financial Reporting

     In carrying out its responsibilities with respect to oversight of the Company’s financial reporting, the Committee shall:

•	review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements;

•	review and discuss with management the Company’s annual and quarterly reports on Form 10-K and Form 10-Q, respectively, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (for the purpose of reviewing the interim financial statements, the Chairman or designee of the Committee may represent the entire Committee);

•	review the scope and results of the independent accountants’ audit of the Company’s annual financial statements, accompanying footnotes and its report thereon, including any significant changes required in the independent accountants’ audit plans;

•	discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards Nos — 61 and 71, as modified by Statement on Auditing Standards No. 90 and as may be further modified;

•	review and discuss with management and the independent accountants major issues regarding accounting principles and financial statement presentations, including matters such as (i) the selection, application and disclosure of critical accounting policies; (ii) major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; (iii) the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative treatments of financial information permitted within GAAP;

•	discuss earnings releases, as well as financial information and revenue or earnings guidance provided to analysts and rating agencies;

•	review and discuss with management, and the independent accountants the Company’s policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures that could have a material effect on the Company’s financial statements;

•	review and discuss related party transactions with management and the independent accountants; and

•	periodically consult with the independent auditor, outside the presence of management, about internal controls and the quality of the Company’s financial statements.

H.	Compliance with Legal and Regulatory Requirements

     In carrying out its responsibilities with respect to oversight of the Company’s compliance with legal and regulatory requirements, the Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports of inquiries from regulatory or governmental agencies.

I.	Complaints

     The Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

APPENDIX B

INTERVOICE, INC.
2003 STOCK OPTION PLAN
*as amended by the Board of Directors subject to approval at the 2004 annual meeting of shareholders

ARTICLE 1. ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT. Intervoice, Inc., a Texas corporation, hereby ~~establishes~~ amends and restates the Intervoice, Inc. 2003 Stock Option Plan, as set forth in this document.

     1.2 PURPOSE. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock of Intervoice. A further purpose of the Plan is to provide a means through which Intervoice may attract able persons to become directors of Intervoice and to provide directors of Intervoice with additional incentive and reward opportunities designed to strengthen their concern for the welfare of Intervoice and its stockholders. Toward these objectives, Options may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

     1.3 EFFECTIVE DATE OF PLAN. This Plan, as amended by the Board of Directors on June 2, 2004, shall be effective as of the date of its approval at the ~~2003~~ 2004 annual meeting of shareholders of Intervoice by the holders of at least a majority of the shares of Common Stock present or represented and voting on the proposal to approve this Plan, as amended, at such meeting. If the Plan, as amended, is not ~~so~~ approved by the shareholders, the Plan ~~shall terminate and any Option granted hereunder shall be null and void~~shall continue in the form approved by the shareholders at the Company’s 2003 annual meeting of shareholders.

ARTICLE 2. DEFINITIONS

     2.1 AFFILIATE. “Affiliate” means a “parent corporation” or a “subsidiary corporation” of Intervoice, as those terms are defined in Section 424(e) and (f) of the Code.

     2.2 BOARD. “Board” means the Board of Directors of Intervoice.

     2.3 CODE. “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     2.4 COMMITTEE. “Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more directors of Intervoice, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code, or any successor definitions adopted. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     2.5 COMMON STOCK. “Common Stock” means the Common Stock, no par value per share, of Intervoice, or any stock or other securities of Intervoice hereafter issued or issuable in substitution or exchange for the Common Stock.

     2.6 COMPANY. “Company” means Intervoice and its Affiliates.

     2.7 CORPORATE CHANGE. A “Corporate Change” shall be deemed to have occurred for purposes of the Plan, upon (a) the dissolution or liquidation of Intervoice; (b) a reorganization, merger or consolidation of Intervoice with one or more corporations (other than a merger or consolidation effecting a reincorporation of Intervoice in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of Intervoice and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of Intervoice; or (d) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred for purposes of the Plan if (a) individuals who were directors of Intervoice immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Intervoice or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of Intervoice immediately prior to such Control Transaction or (b) any entity, person or Group acquires shares of Intervoice in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (a) any tender offer for or acquisition of capital stock of Intervoice pursuant to which any person, entity or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock, (b) any Corporate Change Merger of Intervoice, (c) any contested election of directors of Intervoice or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

     2.8 EFFECTIVE DATE. “Effective Date” means the date an Option is determined to be effective by the Committee upon the grant of such Option to an Employee, or the date on which an Option is automatically granted to an Outside Director in accordance with Section 6.3.

     2.9 EMPLOYEE. “Employee” means any person treated as an employee by Intervoice or an Affiliate. “Employee” shall not include an Outside Director or any other person treated by Intervoice or an Affiliate as an independent contractor.

     2.10 EXCHANGE ACT. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     2.11 FAIR MARKET VALUE. “Fair Market Value” means the fair market value of the Common Stock, as determined in good faith by the Committee or, (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for the date the Option is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

     2.12 INTERVOICE. “Intervoice” means Intervoice, Inc., a Texas corporation, and any successor thereto.

     2.13 OPTION. “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article 6.

     2.14 OPTION AGREEMENT. “Option Agreement” means a written agreement between Intervoice and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Option.

     2.15 OUTSIDE DIRECTOR. “Outside Director” means an individual duly elected or chosen as a director of Intervoice who is not also an Employee.

     2.16 PARTICIPANT. “Participant” means any Employee or Outside Director to whom an Option has been granted under the Plan.

     2.17 PLAN. “Plan” means this Intervoice, Inc. 2003 Stock Option Plan (as amended and restated effective the date of the Company’s 2004 annual meeting of shareholders).

     2.18 RETIREMENT. “Retirement” means the termination of a Participant’s employment or service on or after his or her 65th birthday.

ARTICLE 3. PLAN ADMINISTRATION

     3.1. RESPONSIBILITY OF COMMITTEE. Subject to the terms and provisions of the Plan, including, without limitation, Section 3.6, the Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms; provided, however, that except as expressly provided herein the Committee shall have no authority to administer or interpret the provisions of the Plan relating to the grant of Options to Outside Directors.

     3.2 AUTHORITY OF COMMITTEE. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right, subject to the provisions of Section 3.6, to: (a) interpret the Plan and the Option Agreements executed hereunder; (b) determine eligibility for participation in the Plan; (c) decide all questions concerning eligibility for, and the size of, Options granted under the Plan; (d) construe any ambiguous provision of the Plan or any Option Agreement; (e) prescribe the form of the Option Agreements embodying Options granted under the Plan; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement; (g) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (h) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the vesting of an Option granted to an Employee when such action or actions would be in the best interests of the Company; and (k) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

     3.3 DISCRETIONARY AUTHORITY. Subject to the provisions of Section 3.6, (i) the Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan, and its determination of eligibility for participation under the Plan, and (ii) the decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

     3.4 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

     3.5 DELEGATION OF AUTHORITY. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing; and provided further that only the Committee may grant Options to Employees who are subject to Section 16 of the Exchange Act or who are “covered employees” within the meaning of Section 162(m) of the Code.

     3.6 BOARD AUTHORITY. Notwithstanding the authority hereby delegated to the Committee to administer the Plan, the Board shall have sole and exclusive authority, subject to the express provisions of the Plan, to determine and interpret the terms, conditions, restrictions and/or limitations applicable to Options automatically granted to Outside Directors pursuant to Section 6.3 of the Plan and to make all other determinations and take any and all other actions it deems necessary or advisable with respect to such Options. The Board shall have no authority under the Plan to grant Options to Employees, which authority is vested exclusively in the Committee

     3.7 LIABILITY; INDEMNIFICATION. No member of the Committee or the Board nor any person to whom authority has been delegated by the Committee, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Options granted hereunder, and each member of the Committee and the Board shall be fully indemnified and protected by Intervoice with respect to any cost, expense or liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE 4. ELIGIBILITY

     All Employees are eligible to be selected to participate in the Plan and all Outside Directors will automatically participate in the Plan. Options granted to Outside Directors shall be made only in accordance with Section 6.3. The Committee shall select, from time to time, those Employees who, in the opinion of the Committee, can further the Plan’s purposes. In making this selection, the Committee may give consideration to the functions and responsibilities of the Employee, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee. Once an Employee is so selected, the Committee shall determine the size of Option to be granted to the Employee and shall establish in the related Option Agreement the terms, conditions, restrictions and/or limitations applicable to the Option, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee. No Employee is entitled to receive an Option unless selected by the Committee.

ARTICLE 5. SHARES SUBJECT TO THE PLAN

     5.1 AVAILABLE SHARES. The maximum number of shares of Common Stock that shall be available for grant of Options under the Plan shall not exceed ~~2,000,000~~3,500,000, subject to adjustment as provided in Sections 5.2 and 5.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.

     5.2 ADJUSTMENTS FOR RECAPITALIZATIONS AND REORGANIZATIONS.

          (a) The shares with respect to which Options may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Option theretofore granted, Intervoice shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by Intervoice, the number of shares of Common Stock with respect to which such Option may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

          (b) If Intervoice recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option.

          (c) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization occurring after the date of grant of any Option and not otherwise provided for by this Section 5.2, any outstanding Options and any Option Agreements evidencing such Options shall be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares of Common Stock subject to, and other terms of, such Options to reflect such changes in the outstanding Common Stock.

          (d) In the event of any changes in the outstanding Common Stock provided for in this Section 5.2, the aggregate number of shares available for grant of Options under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 5.2(d) shall be subject to any required stockholder action.

          (e) Notwithstanding the authority hereby delegated to the Committee or the Board to administer the Plan or any provision of the Plan including this Section 5.2, the Company will not reprice the Options under the Plan without prior approval by the shareholders of Intervoice. For purposes of this subsection 5.2(e), repricing Options shall include any of the following events: amending an Option to reduce the exercise price; canceling an Option and granting a new lower-priced Option; granting a new Option and canceling an old higher-priced Option; amending an Option to allow for the payment of a cash bonus upon Option exercise;; substituting restricted stock for underwater Options; or the buyback of underwater Options and issuance of new Options.

     5.3 ADJUSTMENTS FOR OPTIONS. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Options under the Plan are counted. Without limiting the discretion of the Committee under this Section 5.3, unless otherwise determined by the Committee, for the purpose of determining the number of shares of Common Stock available for grant of Options under the Plan; (a) the grant of an Option shall reduce the number of shares available for grant of Options under the Plan by the number of shares subject to such Option and (b) if any Option is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Option shall again be available for grant of Options under the Plan.

ARTICLE 6. OPTIONS

     6.1 GENERAL. All Options granted under this Plan shall be nonqualified stock options that are not intended to meet the requirements of Section 422(b) of the Code.

     6.2 TERMS AND CONDITIONS OF OPTIONS. All Options granted under the Plan shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee with respect to Options granted to Employees or the Board with respect to Options automatically granted to Outside Directors may, in its sole judgment, subject any Option or the Common Stock underlying such Option to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise or vesting of an Option and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to the exercise of an Option), provided they are not inconsistent with the terms of the Plan. Options granted under the Plan need not be uniform.

          (a) Options granted to Employees under the Plan shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option by an Employee shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option’s grant. The term of each Option granted to an Employee shall be as specified by the Committee; provided, however, that unless otherwise designated by the Committee, no Options shall be exercisable later than 10 years from the Effective Date of the Option’s grant.

          (b) Subject to the provisions of Section 6.3, the Board shall establish in the related Option Agreement the terms, conditions, restrictions and/or limitations applicable to Options granted to Outside Directors, provided they are not inconsistent with the terms of the Plan.

     6.3 GRANTING OF OPTIONS.

          (a) OPTIONS GRANTED TO EMPLOYEES. With regard to each Option granted to an Employee, the Committee will determine the number of shares subject to the Option, the manner and time of the Option’s exercise, the exercise price per share of Common Stock subject to the Option, and the duration of the Option. An Option granted to an Employee shall become exercisable on the date specified in the applicable Option Agreement with such Employee. An Employee is eligible to exercise an Option only if he or she remains in the service of the Company through the date on which the Option or portion of the Option is scheduled to become exercisable.

          (b) OPTIONS GRANTED TO OUTSIDE DIRECTORS. During the term of the Plan, each Outside Director shall be granted Options to purchase Common Stock under the Plan in accordance with the following terms and conditions:

(i) Automatic Grants.

(1) Outside Directors Initially Elected to Serve on the Board at an Annual Meeting of Shareholders. On the date of the first annual meeting of the shareholders of Intervoice at which an Outside Director is initially elected to serve on the Board commencing with the ~~2003~~ 2004 annual meeting of shareholders, such Outside Director shall be granted an Option to purchase ~~18~~20,000 shares of Common Stock. Subject to subsection (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the date of grant of such Option.

(2) Outside Directors Initially Elected by the Board of Directors to Fill a Vacancy on the Board. On any date after the ~~2003~~ 2004 annual meeting of the shareholders of Intervoice at which an Outside Director is elected by the Board to fill a vacancy on the Board, such Outside Director shall be granted an Option to purchase ~~18~~20,000 shares of Common Stock. Subject to subsection (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the annual meeting of shareholders at which the Outside Director is first elected by the shareholders to serve on the Board. In no event shall an Outside Director receive an automatic grant of an Option under both this subsection and subsection (b)(i)(1).

(3) Outside Directors Re-elected to Serve on the Board at an Annual Meeting of Shareholders. Each Outside Director re-elected to serve Intervoice as a director on the date of an annual meeting of the shareholders of Intervoice commencing with the ~~2003~~ 2004 annual meeting of shareholders, shall be granted, as of such date, an Option to purchase ~~10~~12,000 shares of Common Stock. Subject to subsection (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the date of grant of such Option.

          (ii) Eligibility. An Option will become exercisable only if the Outside Director continues to serve Intervoice as a director through the date of the annual meeting of shareholders at which the Option is scheduled to become exercisable.

          (iii) Price. The exercise price of each share of Common Stock that may be purchased upon exercise of an Option granted to an Outside Director shall be 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option’s grant.

          (iv) Duration. Options granted to Outside Directors shall expire no later than 10 years from the Effective Date of the Option’s grant, unless sooner terminated in accordance with the terms of the related Option Agreement and the Plan, including Section 6.5.

          (v) Effectiveness of a Grant. Options granted to Outside Directors shall be granted automatically in accordance with the terms of this Section 6.3 without any further action by the Board. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock granted to an Outside Director under this Section 6.3 in the event that the total number of shares then available under the Plan is less than the total number of shares with respect to which all Outside Directors are granted Options on an Effective Date.

     6.4 EXERCISE OF OPTIONS.

     (a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Intervoice, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

     (b) Upon exercise of an Option, the exercise price of the Option shall be payable to Intervoice in full in cash.

     (c) Payment of the exercise price of an Option may also be made, in the discretion of the Committee, by delivery to Intervoice or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Intervoice to pay for the exercise price and any required withholding taxes.

     (d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Intervoice shall deliver to the Participant, in the Participant’s name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

     6.5 TERMINATION OF SERVICE. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined in the sole discretion of the Committee with respect to an Option granted to an Employee or the Board with respect to an Option granted to an Outside Director, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. Subject to Section 5.2 and Article 7, in the event that a Participant’s Option Agreement does not set forth such termination provisions, the following termination provisions shall apply with respect to such Option:

          (a) RETIREMENT, DISABILITY OR DEATH. If the employment or service of a Participant shall terminate by reason of Retirement, permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or death, outstanding Options held by the Participant may be exercised, to the extent then vested, no more than two years from the date of such termination of employment or termination of service, unless the Options in any way expressly provide for earlier termination.

          (b) OTHER TERMINATION. If the employment or service of a Participant shall terminate for any reason other than the reasons set forth in paragraph (a) above, whether on a voluntary or involuntary basis, outstanding Options held by the Participant may be exercised, to the extent then vested, no more than two years from the date of such termination of employment or termination of service, unless the Options in any way expressly provide for earlier termination.

          (c) TERMINATION FOR CAUSE. Notwithstanding paragraphs (a) and (b) above, if the employment or service of a Participant shall be terminated by reason of such Participant’s fraud, dishonesty or performance of other acts detrimental to the Company, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

     6.6 MAXIMUM OPTION GRANTS. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Options may be granted under the Plan to any one Participant during a calendar year is 300,000 shares.

ARTICLE 7. CORPORATE CHANGE

     Notwithstanding anything contained in the Plan to the contrary, in the event of a Corporate Change, unless otherwise provided in the related Option Agreement, all Options then outstanding shall become exercisable in full and all restrictions imposed on any Common Stock that may be delivered pursuant to the exercise of such Options shall be deemed satisfied.

ARTICLE 8. AMENDMENT AND TERMINATION

     The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Intervoice if Intervoice, on the advice of counsel, determines that such stockholder approval is necessary or desirable. Notwithstanding any provision of this Plan to the contrary, no such amendment or modification shall be made without receipt of the prior approval of the shareholders of Intervoice where such change would (a) increase the total number of shares of Common Stock which may be issued under the Plan (other than as provided in Section 5.2 of the Plan); (b) modify the criteria for determining the employees (or class of employees) eligible to receive Options under the Plan or (c) materially increase benefits accruing under the Plan to Participants who are subject to Section 16 of the Securities Exchange Act of 1934. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Options granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the consent of the Participant holding such Option (except that such consent shall not be required in the case of an amendment or modification required following a change in law or interpretation thereof to cause the Options under the Plan to continue to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

ARTICLE 9. MISCELLANEOUS

     9.1 OPTION AGREEMENTS. After the Committee grants an Option under the Plan to an Employee or upon an automatic grant of an Option to an Outside Director, Intervoice and the Participant shall enter into an Option Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Option and such other matters as the Committee with respect to an Option granted to an Employee or the Board with respect to an Option automatically granted to an Outside Director may determine to be appropriate. The terms and provisions of the respective Option Agreements need not be identical. In the event of any conflict between an Option Agreement and the Plan, the terms of the Plan shall govern.

     9.2 NONASSIGNABILITY. Except as otherwise provided in a Participant’s Option Agreement, no Option granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Option shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Option not specifically permitted by the Plan or the Option Agreement shall be null and void and without effect. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative.

     9.3 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued pursuant to any Option granted under the Plan, and no payment or other adjustment shall be made in respect of any such fractional share.

     9.4 WITHHOLDING TAXES. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Options under the Plan.

     9.5 REGULATORY APPROVALS AND LISTINGS. Notwithstanding anything contained in the Plan to the contrary, Intervoice shall have no obligation to issue or deliver shares of Common Stock under the Plan prior to (a) the obtaining of any approval from any governmental agency which Intervoice shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or stock market on which the Common Stock may be listed and (c) the completion of any registration of any governmental body which Intervoice shall, in its sole discretion, determine to be necessary or advisable.

     9.6 BINDING EFFECT. The obligation of Intervoice under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Intervoice, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Intervoice. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

     9.7 SEVERABILITY. If any provision of the Plan or any Option Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

     9.8 NO RESTRICTION OF CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent Intervoice or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Intervoice or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Options made or to be made under the Plan. No Participant or other person shall have any claim against Intervoice or any Affiliate as a result of such action.

     9.9 NOTICES. All notices required or permitted to be given or made under the Plan or any Option Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt ~~therefor~~therefore or (c) if sent by telecopy or facsimile transmission, when the answer back is received. Intervoice or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Option Agreement shall be delivered or sent (a) to a Participant at his or her address as set forth in the records of the Company or (b) to Intervoice at the principal executive offices of Intervoice clearly marked “Attention: Human Resources Department.”

     9.10 GOVERNING LAW. The Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.

     9.11 NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS. No Participant shall have any rights as a stockholder of Intervoice as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Options granted under the Plan shall be unfunded.

     9.12 RISK OF PARTICIPATION. Nothing contained in the Plan shall be construed either as a guarantee by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, or the value of any assets of the Plan or as an agreement by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

     9.13 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, Intervoice and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Options or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

     9.14 OTHER BENEFITS. No Option granted under the Plan shall be considered compensation for purposes of computing benefits or contributions under any retirement plan of Intervoice or any Affiliate, nor affect any benefits or compensation under any other benefit or compensation plan of Intervoice or any Affiliate now or subsequently in effect.

     9.15 CONTINUED EMPLOYMENT OR SERVICE. Nothing contained in the Plan or in any Option Agreement shall confer upon any Participant the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate his or her employment at any time, with or without cause. Further, participation in this Plan shall not give any Outside Director any right to continue as a director of Intervoice.

     9.16 MISCELLANEOUS. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

PROXY	PROXY

Intervoice, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David W. Brandenburg, and Craig E. Holmes, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, no par value per share (“Common Stock”), of INTERVOICE, INC. (the “Company”), standing in the name of the undersigned at the close of business on June 7, 2004, at the annual meeting of shareholders to be held on July 21, 2004, at Richardson, Texas, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated June 18, 2004, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED HEREIN, AND FOR THE PROPOSAL TO AMEND THE COMPANY’S 2003 STOCK OPTION PLAN.

Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope or submit your proxy by Internet or telephone.

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-888-290-2311 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or over the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Daylight Time, On July 20, 2004.
THANK YOU FOR VOTING

Continued and to be signed on reverse side

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

A.	Election of Directors

1.	The undersigned hereby votes in response to the election of the Board of Directors for the ensuing year.

☐	FOR all nominees	☐	WITHHOLD AUTHORITY	☐	FOR all nominees, except
			to vote for all nominees		vote withheld for those
named below:

Nominee Exceptions

NOMINEES:	01 David W. Brandenburg, 02 Joseph J. Pietropaolo, 03 George C. Platt, 04 Jack P. Reily, 05 Gerald F. Montry, 06 Donald B. Reed, 07 Saj-nicole A. Joni, Ph.D., and 08 Robert E. Ritchey

B.	Issues

The Board of Directors recommends a vote FOR the following proposals.

2.	Proposal to Amend the Company’s 2003 Stock Option Plan.

The undersigned hereby votes in response to the proposal to amend the Company’s 2003 Stock Option Plan to increase from 2,000,000 to 3,500,000 the aggregate number of shares of Common Stock authorized for issuance under the plan and increase by 2,000 the number of shares of Common Stock under stock options granted to non-employee directors upon election or re-election to the Board of Directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

C.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.

Signature	Date

Signature	Date

PROXY	PROXY

Intervoice, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David W. Brandenburg, and Craig E. Holmes, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, no par value per share (“Common Stock”), of INTERVOICE, INC. (the “Company”), standing in the name of the undersigned at the close of business on June 7, 2004, at the annual meeting of shareholders to be held on July 21, 2004, at Richardson, Texas, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated June 18, 2004, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED HEREIN, AND FOR THE PROPOSAL TO AMEND THE COMPANY’S 2003 STOCK OPTION PLAN.

Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope or submit your proxy by Internet or telephone.

Continued and to be signed on reverse side

A.	Election of Directors

1.	The undersigned hereby votes in response to the election of the Board of Directors for the ensuing year.

☐	FOR all nominees	☐	WITHHOLD AUTHORITY	☐	FOR all nominees, except
			to vote for all nominees		vote withheld for those
named below:

Nominee Exceptions

NOMINEES:	01 David W. Brandenburg, 02 Joseph J. Pietropaolo, 03 George C. Platt, 04 Jack P. Reily, 05 Gerald F. Montry, 06 Donald B. Reed, 07 Saj-nicole A. Joni, Ph.D., and 08 Robert E. Ritchey

B.	Issues

The Board of Directors recommends a vote FOR the following proposals.

2.	Proposal to Amend the Company’s 2003 Stock Option Plan.

The undersigned hereby votes in response to the proposal to amend the Company’s 2003 Stock Option Plan to increase from 2,000,000 to 3,500,000 the aggregate number of shares of Common Stock authorized for issuance under the plan and increase by 2,000 the number of shares of Common Stock under stock options granted to non-employee directors upon election or re-election to the Board of Directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.

Signature	Date

Signature	Date